EXHIBIT 10.1
EXECUTION COPY

AMENDMENT #6 TO AMENDED AND RESTATED
CREDIT AND SECURITY AGREEMENT,
AMENDMENT #2 TO AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT
AND
RESTATEMENT OF AMENDED FEE LETTER
THIS AMENDMENT #6 TO AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT, AMENDMENT #2 TO AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT AND RESTATEMENT OF AMENDED FEE LETTER (this “Amendment”) is entered into by the undersigned parties as of June 29, 2012 with respect to:
(1)    the Amended and Restated Credit and Security Agreement dated as of November 7, 2007 by and among Boston Scientific Funding LLC, a Delaware limited liability company (“Borrower”), Boston Scientific Corporation (“BSC”), a Delaware corporation, as initial Servicer, Old Line Funding, LLC, a Delaware limited liability company (“Old Line”), Liberty Street Funding LLC, a Delaware limited liability company (“Liberty Street”), The Bank of Nova Scotia, individually and as a Liquidity Bank for Liberty Street and as Liberty Street Agent (in such capacity, “Liberty Street Agent”), and Royal Bank of Canada, a Canadian chartered bank acting through a New York branch, in its capacity as Liquidity Bank for Old Line, as Old Line Agent and as Administrative Agent (as heretofore amended, the “Credit and Security Agreement”);
(2)    the Receivables Sale Agreement (as defined in the Credit and Security Agreement, as heretofore amended, the “Receivables Sale Agreement”); and
(3)    the Amended Fee Letter described in the Credit and Security Agreement, as restated pursuant hereto (the “Fee Letter”).
Unless defined elsewhere herein, capitalized terms used in this Amendment shall have the meanings assigned to such terms in the Credit and Security Agreement.

RECITALS
WHEREAS, the Borrower, the initial Servicer, Liberty Street, Old Line, The Bank of Nova Scotia, individually and as a Liquidity Bank for Liberty Street and as Liberty Street Agent and Royal Bank of Canada, individually, as a Liquidity Bank for Old Line, as Old Line Agent and as Administrative Agent entered into the Credit and Security Agreement;
WHEREAS, the Borrower has requested that the Credit and Security Agreement be amended as hereinafter set forth; and
WHEREAS, as a condition to agreeing to the requested amendments to the Credit and Security Agreement, the Agents have requested that the Amended Fee Letter be restated hereinafter set forth.
NOW THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:
1.    Amendments to Credit and Security Agreement. (a)    The definitions of “Amended Fee Letter”, “BSX Credit Agreement” and “Regulatory Change” in Exhibit I to the Credit and Security Agreement are hereby deleted in their entirety and replaced with the following respective definitions:
“Amended Fee Letter” means the Amended Fee Letter, dated as of June 29, 2012, by and among BSX, Borrower, Liberty Street, Old Line, The Bank of Nova Scotia as a Liquidity Bank and as the Liberty Street Agent, and RBC as a Liquidity Bank, as the Old Line Agent and as the Administrative Agent, as the same may be amended, restated or otherwise modified from time to time.
“BSX Credit Agreement” means that certain Credit Agreement, dated as of April 18, 2012, among (i) BSX, as the Borrower thereunder, (ii) the several lenders from time to time thereto, (iii) Bank of America, N.A., as Syndication Agent thereunder, (iv) JPMorgan Chase Bank, N.A., as Administrative Agent thereunder, (v) J.P. Morgan Securities LLC and Merrill, Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers and Joint Bookrunners thereunder, (vi) Barclays Bank plc, BNP Paribas Securities Corp., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., RBC Capital Markets, RBS Securities Inc. and UBS Securities LLC, as Joint Lead Arrangers thereunder, and (vii) Barclays Bank plc, BNP Paribas, Citibank, N.A., Deutsche Bank Securities Inc., Royal Bank of Canada, The Royal Bank of Scotland plc and UBS Securities LLC, as Documentation Agents thereunder.

“Regulatory Change” means, after the date of this Agreement, (a) the introduction of or any change in any law or regulation or in the interpretation or administration of any law or regulation by any Governmental Authority charged with the interpretation or administration thereof or (b) the compliance with any guideline or request from any central bank or other Governmental Authority which would be complied with generally by similarly situated banks or lenders acting reasonably or which becomes effective after the date hereof (whether or not having the force of law and for the avoidance of doubt, including any changes resulting from requests, rules, guidelines or directives concerning capital adequacy issued after the date hereof in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act or promulgated after the date hereof by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III). For purposes of the foregoing clauses (a) and (b), the amendments to 12 C.F.R. Part 327 set forth in the final rule attached to the Federal Deposit Insurance Corporation Financial Institution Letter FIL-8-2011, dated February 9, 2011, shall be deemed to have been introduced and adopted after the date of this Agreement.
(b)    The following new definition is hereby inserted in Exhibit I to the Credit and Security Agreement in appropriate alphabetical order:
“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
(c)    The facility provided in the Credit and Security Agreement is hereby extended by deleting the definitions of “Liquidity Termination Date” and “Scheduled Termination Date” in Exhibit I to the Credit and Security Agreement in their entirety and replacing such definitions with the following respective definitions:
“Liquidity Termination Date” means, for any Group, June 28, 2013 (unless such date is extended from to time in the sole discretion of the Liquidity Bank in such Group).
“Scheduled Termination Date” means, as to each Liquidity Bank the earlier to occur of June 28, 2013 and the date on which its Liquidity Commitment accordance with the Liquidity Agreement to which it is a party, in foregoing cases, unless extended by agreement of such Liquidity Bank in accordance with Section 1.8.

(d)    Section 4.2(a) of the Credit and Security Agreement is hereby deleted in its entirety and replaced with the following:

(a) (i) If any Regulatory Change occurring after the date hereof shall subject an Affected Party to any Tax (other than Excluded Taxes), duty or other charge with respect to its obligations hereunder or under any Funding Agreement or Enhancement Agreement, as applicable, its Commitment or its Liquidity Commitment, or shall change the basis of taxation of payments to the Affected Party of any Obligations, owed to or funded or maintained in whole or in part by it or any other amounts due under this Agreement in respect of its Obligations or, as applicable, its Commitment or its Liquidity Commitment and the result of any of the foregoing is or would be:

(x) to increase the cost to or to impose a cost on (I) an Affected Party funding or making or maintaining (or providing or agreeing to provide funding for) any Loan, any Liquidity Funding or loans or other extensions of credit under any Funding Agreement or Enhancement Agreement or any commitment of such Affected Party with respect to any of the foregoing, or (II) any of the Agents for continuing its or Borrower's relationship with any Affected Party, in each case, in an amount deemed to be material by such Affected Party,

(y) to reduce the amount of any sum received or receivable by an Affected Party under this Agreement or under any Liquidity Agreement or Enhancement Agreement, or

(z) to reduce the rate of return on such Affected Party’s capital as a consequence of its Obligations, its Commitment, its Liquidity Commitment, its obligations under any Enhancement Agreement or the Loans made by it or otherwise arising in connection herewith (or therewith) to a level below that which such Affected Party could have achieved but for the occurrence of such circumstances, then, within fifteen days after demand by such Affected Party (which demand shall be accompanied by a certificate setting forth the basis of such demand), Borrower shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such actual additional cost, increased cost or reduction.

(ii) If any Regulatory Change occurring after the date hereof shall subject an Affected Party to (A) any increase in the cost to such Affected Party of agreeing to make or making, funding or maintaining Loans, Liquidity Fundings or extensions of credit under any Funding Agreement (except for Taxes, duties or other charges contemplated by clause (i) above and except for any reserve or other requirement contemplated by clause (B) below) by an amount deemed by such Affected Party to be material or (B) to any increase in the amount of capital required or expected to be maintained by such Affected Party or any corporation controlling such Affected Party and the amount of such capital is increased by or based upon the existence of such Affected Party’s Loans, Liquidity Fundings or its commitment to extend credit (or commitments with respect to funding or making or maintaining (or providing or agreeing to provide funding for) any, Loan, Liquidity Funding or loans or other extensions of credit) pursuant to a Funding Agreement by an amount deemed by such Affected Party to be material, then, upon demand by such Affected Party (which demand shall be accompanied by a certificate setting forth the basis of such demand), with a copy of such demand to the Administrative Agent, the Borrower shall pay to such Affected Party, from time to time as specified by such Affected Party, (A) in the case of Section 4.2(a)(ii)(A), additional amounts sufficient to compensate such Affected Party for such increased cost and (B) in the case of Section 4.2(a)(ii)(B), additional amounts sufficient to compensate such Affected Party or such corporation in the light of such circumstances, to the extent that such Affected Party reasonably determines such increase in capital to be allocable to the existence of such Affected Party’s Loans or Liquidity Fundings or commitment to extend credit (or commitments with respect to funding or making or maintaining (or providing or agreeing to provide funding for) any, Loan, Liquidity Funding or loans or other extensions of credit) pursuant to a Funding Agreement.
(f)    Section 4.2(c) of the Credit and Security Agreement is hereby amended by inserting the following new sentence at the end thereof:
In addition, a certificate delivered in connection with a claim for additional amounts pursuant to Section 4.2(a)(ii)(B) shall include a certification by the Affected Party to the effect that the claim for additional amounts referred to therein is generally consistent with such Affected Party’s treatment of similarly situated customers of such Affected Party whose transactions with such Affected Party are similarly affected by the change in circumstances giving rise to such payment, but such Affected Party shall not be required to disclose any confidential or proprietary information therein.
(g)    Section 6.1(d) of the Credit and Security Agreement is hereby deleted in its entirety and replaced with the following:
Each Loan Party and its Subsidiaries, if any, (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate or other power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law, except to the extent that the failure of the foregoing clauses (a) and (b) (in each such case, only with respect to Subsidiaries of such Loan Party (other than the Borrower)), (c) and (d) to be true and correct could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
(h)    The following new Section 14.14 of the Credit and Security Agreement is hereby inserted immediately after Section 14.13 of the Credit and Security Agreement:

Section 14.14. USA Patriot Act Notice. Each Lender, each Agent and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower and the Servicer that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower and the Servicer, which information includes the name and address of the Borrower and the Servicer and other information that will allow such Lender, Agent or the Administrative Agent, as applicable, to identify the Borrower and the Servicer in accordance with the Patriot Act.

(i)    Schedule A to the Credit and Security Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.

(j)    The notice information for Victory Receivables Corporation and The Bank of Tokyo-Mitsubishi UFJ, Ltd. appearing in Schedule 14.2 to the Credit and Security Agreement is hereby deleted.
2.    Amendment to Receivables Sale Agreement. Section 2.1(d) of the Receivables Sale Agreement is hereby deleted in its entirety and replaced with the following:
Each Seller and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate or other power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law, except to the extent that the failure of the foregoing clauses (a) and (b) (in each such case, only with respect to Subsidiaries of a Seller (other than the Buyer)), (c) and (d) to be true and correct could not, in the aggregate, reasonably be expected to have a Seller Material Adverse Effect.
3.    Certain Agreements with respect to Victory Receivables and The Bank of Tokyo-Mitsubishi UFJ, Ltd. The parties hereto acknowledge and agree that, effective as of the date hereof (immediately before giving effect to this Amendment), Victory Receivables Corporation (“Victory”) and The Bank of Tokyo-Mitsubishi UFJ, Ltd. (in any capacity, “BTMU”) are no longer parties to the Credit and Security Agreement or any other Transaction Document. Accordingly, (i) all references to Victory and/or BTMU in the Credit and Security Agreement and the other Transaction Documents (including, without limitation, any such reference appearing in any definition (to the extent relating to Victory and/or BTMU) in Exhibit I to the Credit and Security Agreement) shall be disregarded and of no further force or effect and (ii) the Credit and Security Agreement and each other Transaction Document shall be read and construed so as to give full effect to the foregoing.
4.    Restatement of Amended Fee Letter.
(a)    The “Program Fee” (under and as defined in the Amended Fee Letter) is hereby set at the rate per annum specified in the Amended Fee Letter entered into pursuant hereto.
(b)    The “Unused Fee” (under and as defined in the Amended Fee Letter) is hereby set at the rate annum in the Amended Fee Letter entered into pursuant hereto.
5.    Conditions Precedent to Effectiveness. The effectiveness of this Amendment is subject to the conditions precedent that the Agents shall have received:
(a)    counterparts hereof duly executed by each of the parties hereto;
(b)    the Amended Fee Letter (as defined in this Amendment) reflecting the amendments described in this Amendment, dated as of the date hereof, duly executed by each of the parties thereto, together with payment of the Renewal Fee described therein;
(c)    Liberty Street shall have received counterparts of an amendment to the Liberty Street Liquidity Agreement extending the term thereof to June 28, 2013; and
(d)    Old Line shall have received counterparts of an amendment to the Old Line Liquidity Agreement extending the term thereof to June 28, 2013.
The signatures of Liberty Street and Old Line on counterparts of this Amendment shall constitute confirmation that conditions (c) and (d), respectively, have been satisfied.
6.    Representations and Warranties. In order to induce the Conduits, the Liquidity Banks, the Agents and the Administrative Agent to execute, deliver and perform this Amendment, the Loan Parties hereby represent and warrant that after giving effect to this Amendment, each of the representations and warranties set forth in Section 6.1 of the Credit and Security Agreement (other than Sections 6.1(b) and 6.1(g) thereof) and in Section 2.1 of the Receivables Sale Agreement (other than Sections 2.1(b) and 2.1(g) thereof) is true and correct in all material respects on and as of the date hereof (except for representations and warranties stated to refer to a specified earlier date, in which case such representations and warranties are true and correct as of such earlier date); provided that the preceding materiality standard shall not apply to those representations and warranties which themselves contain materiality standards.
7.    Scope of Amendment. Except as expressly amended hereby, each of the Credit and Security Agreement and the Amended Fee Letter remains in full force and effect in accordance with its terms and this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the other terms, conditions, obligations, covenants or agreements contained in the Credit and Security Agreement or the Amended Fee Letter, all of which are ratified and affirmed in all respects and shall continue in full force and effect.
8.    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.
9.    Counterparts. This Amendment may be executed in any number of counterparts (including by way of facsimile or electronic transmission) and each of such counterparts shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same instrument.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

BOSTON SCIENTIFIC FUNDING LLC

By:	/s/ Robert J. Castagna
Name: Robert J. Castagna
Title: President & Treasurer

BOSTON SCIENTIFIC CORPORATION, as Servicer and Seller

By:	/s/ Robert J. Castagna
Name: Robert J. Castagna
Title: Vice President, Treasurer

[Signature Page to Amendment #6 to Amended and Restated Credit and Security Agreement, Amendment #2 to Amended and Restated Receivables Sale Agreement and Restatement of Amended Fee Letter]

OLD LINE FUNDING, LLC

By: ROYAL BANK OF CANADA,
Its Attorney-in-Fact

By:	/s/ Kimberly L. Wagner
Name: Kimberly L. Wagner
Title: Authorized Signatory
ROYAL BANK OF CANADA,
individually as a Liquidity Bank,
as Old Line Agent and
as Administrative Agent

By:	/s/ Kimberly L. Wagner
Name: Kimberly L. Wagner
Title: Authorized Signatory

By:	/s/ Veronica L. Gallagher
Name: Veronica L. Gallagher
Title: Authorized Signatory

[Signature Page to Amendment #6 to Amended and Restated Credit and Security Agreement, Amendment #2 to Amended and Restated Receivables Sale Agreement and Restatement of Amended Fee Letter]

LIBERTY STREET FUNDING LLC

By:	/s/ Jill A. Russo
Name: Jill A. Russo
Title: Vice President
THE BANK OF NOVA SCOTIA, as a Liquidity Bank

By:	/s/ John Frazell
Name: John Frazell
Title: Director
THE BANK OF NOVA SCOTIA, as Liberty Street Agent

By:	/s/ John Frazell
Name: John Frazell
Title: Director

[Signature Page to Amendment #6 to Amended and Restated Credit and Security Agreement, Amendment #2 to Amended and Restated Receivables Sale Agreement and Restatement of Amended Fee Letter]

SCHEDULE A

COMMITMENTS

LENDER	COMMITMENT

Old Line	None
Royal Bank of Canada	$210,000,000
Liberty Street	None
The Bank of Nova Scotia	$140,000,000